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                                                                     Exhibit 11

                   SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   EXHIBIT 11
                                  (UNAUDITED)

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
                                                                                Three Months Ended
                                                                        ------------------------------------
                                                                        September 30,              October 1,
                                                                            1994                      1993
                                                                        ------------               ---------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                                   75,580                  74,494
    Add - Additional shares of common stock assumed
    issued upon exercise of options using the "treasury stock"
    method as it applies to the computation of primary
    earnings per share                                                         2,330                   2,599
                                                                        ------------               ---------

NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                               77,910                  77,093
    Add - Additional shares of common stock assumed
    issued upon exercise of options using the "treasury
    stock" method as it applies to the computation of
    fully diluted earnings per share                                              68                      42
                                                                        ------------               ---------

NUMBER OF SHARES OUTSTANDING
  ASSUMING FULL DILUTION                                                      77,978                  77,135
                                                                        ============               =========

NET EARNINGS FOR PRIMARY
  AND FULLY DILUTED COMPUTATION                                        $      12,109              $    7,150
                                                                        ============               =========

EARNINGS PER COMMON SHARE
  AND COMMON EQUIVALENT SHARE
    PRIMARY                                                            $        0.16              $     0.09
                                                                        ============               =========
    FULLY DILUTED                                                      $        0.16              $     0.09
                                                                        ============               =========


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